                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                      SONESTA INTERNATIONAL HOTELS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                              200 CLARENDON STREET

                          BOSTON, MASSACHUSETTS 02116

                                                                  April 16, 2001

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 14, 2001, at 9:00 in the morning, notice of which is enclosed. The Meeting will be held at the Company's Corporate Offices, 200 Clarendon Street, Boston, Massachusetts. I hope that as many stockholders as possible will attend.

    Please date and sign the enclosed Proxy and return it in the accompanying envelope. This will not prevent you from voting in person at the Meeting if you so desire, in which case you may revoke your Proxy at that time. By returning your signed Proxy now, you can be sure that your vote will be counted even if you are not able to attend the Meeting. If you have received Proxies as both a Common Stock and Preferred Stock owner, please sign, date and return both Proxies.

    The Annual Report of the Company for 2000 is being forwarded to stockholders together with this Notice and Proxy Statement; however, any stockholder who wishes to receive another copy of this report or the Company's Form 10-K may obtain one, without charge, by writing to the Secretary of the Company at the above address.

                                          Roger P. Sonnabend
                                            CHAIRMAN OF THE BOARD

                                     [LOGO]

                              200 CLARENDON STREET

                          BOSTON, MASSACHUSETTS 02116

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

To the Stockholders of
  Sonesta International Hotels Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sonesta International Hotels Corporation (the "Company"), will be held at the Company's Corporate Offices, 200 Clarendon Street, Boston, Massachusetts on May 14, 2001, at 9:00 a.m., for the following purposes.

MATTER NO.

    1.  To elect a Board of Directors.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2001.

    3. To consider and transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    Holders of Preferred and Common Stock are entitled to vote on Matter No. 1 as set forth in the accompanying Proxy Statement; only the holders of Common Stock may vote on the other matters.

    Stockholders of record at the close of business on April 11, 2001 are entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,
                                                        Peter J. Sonnabend
                                                          SECRETARY

Dated: April 16, 2001

                                PROXY STATEMENT

SOLICITATION OF PROXIES

    The accompanying Proxy is solicited by the Board of Directors of the Company. All shares represented by the accompanying Proxy will be voted in accordance with the specified choice of the stockholders. In the absence of directions, the Proxy will be voted for the election of the nominees for Directors named in this Proxy Statement, and for the ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2001. The Proxy may be revoked at any time before it is exercised by notifying the Company in writing at the address listed on the Notice of Annual Meeting of Stockholders, Attention--Office of the Secretary; or by voting in person at the Meeting.

    All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward Proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket and clerical disbursements in connection therewith. This Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about April 16, 2001.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The outstanding voting securities of the Company as of April 1, 2001 consisted of 3,705,230 shares of Common Stock and 10,672 shares of Preferred Stock. Only stockholders of record at the close of business on April 11, 2001 will be entitled to vote. Stockholders are entitled to one vote per share. In connection with the election of Directors, holders of Preferred Stock as a class elect two Directors and holders of Common Stock as a class elect the remaining Directors. All stockholders have cumulative voting rights with respect to the election of Directors, which means that within each class a stockholder's total vote (number of shares held multiplied by the number of Directors to be elected by that class) may be cast entirely for one nominee or distributed among two or more nominees. The Board of Directors is soliciting discretionary authority to cumulate votes. The vote of the holders of a majority of the Common Stock voting at the Meeting will be sufficient to take action on matters other than the election of Directors. Holders of Preferred Stock are not entitled to vote on any matter other than the election of Directors.

    Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for Director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors or the election of one or more of the nominees for Director.

                            1. ELECTION OF DIRECTORS

    The persons named in the accompanying Proxy, unless otherwise instructed, intend to vote shares of Common Stock in favor of the election as Directors for the ensuing year of the Common Stock Nominees named below and to vote shares of Preferred Stock in favor of the election as Directors for the ensuing year of the Preferred Stock Nominees named below, and will be entitled to vote cumulatively in respect of any such nominees. In case any of those named should become unavailable to serve, it is intended that votes may be cast for a substitute. The Board of Directors of the Company has no reason to believe the persons named will be unable or decline to serve if elected.

                                                                                   OWNED BENEFICIALLY AS OF
                                                                                       APRIL 1, 2001(1)
COMMON STOCK NOMINEES                                                              -------------------------
                                                                                   SHARES AND    SHARES AND
                                                                                   PERCENT OF    PERCENT OF
                                                                                   PREFERRED       COMMON
                      NAME, AGE AND PRINCIPAL OCCUPATION                            STOCK(2)      STOCK(3)
                      ----------------------------------                           ----------    -----------
George S. Abrams                              Age 68; Director since May, 1995;
    Attorney and Director and Trustee of several organizations.................        None           2,570
                                                                                                      (Less
                                                                                                       than
                                                                                                       .1%)
    Mr. Abrams has been an attorney with the law firm Winer and Abrams, Bos-
ton, Massachusetts for more than 20 years. He formerly served as General Coun-
sel and Staff Director of the United States Senate Judiciary Subcommittee on
Refugees. Mr. Abrams is a Director of Viacom, Inc., where he is a Chairman of the Corporate Governance Committee, and of National Amusements, Inc.
Mr. Abrams also serves as a trustee and on the Visiting Committees of a number of cultural, arts-related and educational institutions, including the Museum of
Fine Arts, in Boston, and Harvard University.

Vernon R. Alden                              Age: 77; Director since May, 1978;
    Director and Trustee of several organizations..............................        None           5,638
                                                                                                      (.15%)
    Mr. Alden was Chairman of the Board and Executive Committee of The Boston
Company, Inc., a financial services company, from 1969 to 1978. He was Presi-
dent of Ohio University from 1961 to 1969. Mr. Alden is a former Director of
Digital Equipment Corporation, Colgate-Palmolive Company, McGraw-Hill, The Mead
Corporation and Intermet Corporation. He is an Independent General Partner of
three ML-Lee Acquisition Funds and trustee of several cultural and educational organizations. Mr. Alden is a Chairman of the Japan Society of Boston and the
Honorary Consul General for the Royal Kingdom of Thailand in Boston.

                                                                                   OWNED BENEFICIALLY AS OF
                                                                                       APRIL 1, 2001(1)
COMMON STOCK NOMINEES                                                              -------------------------
                                                                                   SHARES AND    SHARES AND
                                                                                   PERCENT OF    PERCENT OF
                                                                                   PREFERRED       COMMON
                      NAME, AGE AND PRINCIPAL OCCUPATION                            STOCK(2)      STOCK(3)
                      ----------------------------------                           ----------    -----------
Joseph L. Bower                              Age: 62; Director since May, 1984;
    Donald Kirk David Professor of Business Administration, Harvard Business
    School.....................................................................        None             400
                                                                                                      (Less
                                                                                                       than
                                                                                                       .1%)
    Mr. Bower has been a member of the faculty of the Harvard Business School since 1963 and has served as Senior Associate Dean for External Relations,
Chairman of the Doctoral Programs, Director of Research, and currently chairs
The General Manager Program. Mr. Bower is a Director of ANIKA Therapeu-
tics, Inc., Brown Shoe Co., Inc., The ML-Lee Acquisition Funds, New America
High Income Fund, and is Vice Chairman of the New England Conservatory of Music
and a trustee of the DeCordova and Dana Museum and Sculpture Park. He has
published extensively on strategy, organization, and the relation of business and government.

Peter J. Sonnabend (7)                       Age: 47; Director since May, 1995;
    Vice Chairman and Secretary, Sonesta International Hotels Corporation......       2,000(4)      216,224(6)(8)
                                                                                     (18.7%)          (5.8%)
    After graduating from Wesleyan University and Boston University School of
Law, Mr. Sonnabend practiced law with the Boston law firm of Winer and Abrams from 1980 to 1987. In March 1987, he joined the Company as Vice President and
Assistant Secretary, in May 1987 he became Vice President and Secretary, and in
May 1995 was named Vice Chairman. He also represents the Company as General
Counsel. Mr. Sonnabend is a trustee of The Institute of Contemporary Art, in
Boston.

Roger P. Sonnabend (5)(7)                    Age: 75, Director since May, 1959;
    Chairman of the Board and Chief Executive Officer, Sonesta International
    Hotels Corporation.........................................................       2,000(4)      332,370(6)
                                                                                     (18.7%)          (9.0%)
    Mr. Sonnabend, a graduate of the Massachusetts Institute of Technology and
Harvard Business School, became a Vice President of the Company in 1956 after ten years of hotel managerial experience. Subsequently, he was Executive Vice
President and from 1963 to 1970 was President of the Company. Since June, 1970,
Mr. Sonnabend has been Chairman of the Board and from January 1978 until
November 1983 he also held the office of President. He is involved with many professional, business, community and educational institutions.

                                                                                   OWNED BENEFICIALLY AS OF
                                                                                       APRIL 1, 2001(1)
COMMON STOCK NOMINEES                                                              -------------------------
                                                                                   SHARES AND    SHARES AND
                                                                                   PERCENT OF    PERCENT OF
                                                                                   PREFERRED       COMMON
                      NAME, AGE AND PRINCIPAL OCCUPATION                            STOCK(2)      STOCK(3)
                      ----------------------------------                           ----------    -----------
Stephanie Sonnabend (7)                  Age: 48; Director since January, 1996;
    President, Sonesta International Hotels Corporation........................       2,000(4)      231,750(6)
                                                                                     (18.7%)          (6.3%)
    Ms. Sonnabend graduated from Harvard-Radcliffe College in 1975 and The
Sloan School of Management, MIT in 1979. She joined the company in 1979 and held various managerial positions including Vice President of Sales, Vice
President of Marketing, and Executive Vice President. In January 1996, she
became President of the Company. Ms. Sonnabend serves on the Board of Directors of Century Bancorp and Century Bank and Trust, and the Board of Trustees of New
England Conservatory.

                                             Age: 58; Director since September,
Jean C. Tempel                                                            1995;
    Managing Director, First Light Capital.....................................        None          10,000
                                                                                                      (.27%)

    Ms. Tempel is a former Venture Partner at Internet Capital Group and TL
Ventures, investing in early-to mid-stage Boston companies. From 1991 to 1993,
Ms. Tempel was President/COO of Safeguard Scientifics Inc., a Philadelphia-
based NYSE technology company. She was a founding investor, director and vice-chairman of Cambridge Technology Partners. Earlier, she was Executive Vice
President and COO of The Boston Company.   Ms. Tempel is also a trustee of the
Scudder-Kemper family of mutual funds, is on the board of many private technol-
ogy companies, and is a trustee of Connecticut College, Northeastern University and the United Way of MA Bay.

                                                                                   OWNED BENEFICIALLY AS OF
                                                                                       APRIL 1, 2001(1)
PREFERRED STOCK NOMINEES                                                           -------------------------
                                                                                   SHARES AND    SHARES AND
                                                                                   PERCENT OF    PERCENT OF
                                                                                   PREFERRED       COMMON
                      NAME, AGE AND PRINCIPAL OCCUPATION                            STOCK(2)      STOCK(3)
                      ----------------------------------                           ----------    -----------
Paul Sonnabend (5) (7)                      Age: 73; Director since June, 1961;
    Chairman of the Executive Committee and Chief Financial Officer, Sonesta
    International Hotels Corporation...........................................       2,000(4)      346,584(6)
                                                                                     (18.7%)          (9.4%)
    Mr. Sonnabend graduated in 1950 from Cornell University School of Hotel
Administration after serving in the U.S. Naval Reserve. He was President of the
Company from 1970 to 1977. In May, 1980, Mr. Sonnabend became Vice Chairman of the Board, a position he held until November, 1983 when he reassumed the
Presidency of the Company. In January, 1996, in connection with Stephanie
Sonnabend's being named President, Mr. Sonnabend was named Chairman of the
Executive Committee and Chief Financial Officer of the Company. Mr. Sonnabend
is active in many community projects.

Stephen Sonnabend (5) (7)                  Age: 69; Director since April, 1964;
    Senior Vice President, Sonesta International Hotels Corporation............       2,000(4)      226,748(6)
                                                                                     (18.7%)          (6.1%)
    Mr. Sonnabend has served as General Manager of the Royal Sonesta Hotel in
Cambridge and the Sonesta Beach Resort in Key Biscayne. In 1970, he became
Senior Vice President of the Company and serves as President of the Sonesta
Beach Resort in Key Biscayne, Florida.

---------

(1) Shares are considered beneficially owned for the purposes of this Proxy Statement if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty (60) days.

(2) As of April 1, 2001 the nominees listed in the table above owned an aggregate of 2,000 shares of the Company's Preferred Stock, representing 18.7% of that class of equity securities.

(3) As of April 1, 2001 the nominees listed in the table above beneficially owned an aggregate of 1,372,284 shares of the Company's Common Stock, representing 37% of that class of equity securities.

(4) Constitutes the 2,000 shares of Preferred Stock owned by the Sonnabend Foundation, a charitable trust established by the Sonnabends. See Note 2 on page 17.

(5) Roger, Paul and Stephen Sonnabend are brothers.

(6) By virtue of his or her stock ownership interest and position with the Company, he or she may be deemed to control the Company (or be in common control with other stockholders of the Company) within the meaning of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(7) See Note 2 on page 17.

(8) Of these shares, 53,000 are held as a Trustee of trusts for the benefit of Paul Sonnabend's children and grandchildren.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has an Audit Committee consisting of Messrs. Abrams, Alden and Bower. Mr. Alden serves as Chairman of this Committee, which meets periodically with the Company's management and independent public accountants to assure that they are carrying out their responsibilities. Attached to this Proxy as "Appendix A" is a copy of the Audit Committee Charter adopted by the Company's Board of Directors in May 2000.

    The Company's Board of Directors has an Executive Committee consisting of Messrs. Bower, Paul Sonnabend, Roger P. Sonnabend, and Ms. Tempel. Mr. Paul Sonnabend serves as Chairman of this Committee. The Committee has the authority, except as proscribed by law, to exercise the powers of the Directors in the management of the business affairs and property of the Company during the intervals between the meetings of the Board.

    The Company's Board of Directors has a Nominating Committee consisting of Messrs. Bower, Alden, and Peter J. Sonnabend, and Ms. Sonnabend. Mr. Bower serves as Chairman of this Committee. The functions of this Committee include consideration of the composition of the Board and recommendation of individuals for election as Directors of the Company. The Nominating Committee will consider nominees recommended by security holders provided such nominations are made pursuant to the Company's By-laws and applicable law.

    The Company's Board of Directors has a Compensation Committee consisting of Messrs. Alden and Bower and Ms. Tempel. Mr. Bower serves as Chairman of this Committee, which meets periodically to review and consider the appropriateness of the compensation of the Company's management.

DIRECTORS' ATTENDANCE AND FEES

    Directors who are not salaried employees of the Company receive annual compensation of $12,000, plus an attendance fee of $600 per meeting.

    During 2000 there were five meetings of the Board of Directors, one meeting of the Compensation Committee, and two meetings of the Audit Committee. The Executive Committee did not meet during 2000. Each of the nominees attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which such Directors served during 2000.

EXECUTIVE COMPENSATION

    Set forth below is the compensation paid and/or accrued by the Company, including its subsidiaries, for services in all capacities for the last three completed fiscal years to or for the benefit of the CEO and each of its four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                ----------------------------------------------   --------------------------
                                                                                 RESTRICTED    SECURITIES
       NAME & PRINCIPAL                                          OTHER ANNUAL      STOCK       UNDERLYING
           POSITION               YEAR      SALARY    BONUS *    COMPENSATION      AWARD      OPTIONS/SAR'S
------------------------------  --------   --------   --------   -------------   ----------   -------------
Roger P. Sonnabend                2000     $418,374   $70,737        NONE           NONE          NONE
Chief Executive Officer           1999      418,374    69,994
                                  1998      418,374    74,722

Paul Sonnabend                    2000      396,158    66,978        NONE           NONE          NONE
Chairman of Exec. Comm. & CFO     1999      396,158    66,277
                                  1998      396,158    70,754

Felix Madera ***                  2000      370,000    38,441        NONE           NONE          NONE
Vice President, International     1999      348,000    60,390
                                  1998      203,500    37,205

Jacqueline Sonnabend              2000      320,000    50,720        NONE           NONE          NONE
Executive Vice President          1999      275,000    44,650
                                  1998      250,000    28,954

Peter J. Sonnabend                2000      320,000    50,720        NONE           NONE          NONE
Vice Chairman & Secretary         1999      275,000    44,650
                                  1998      250,000    28,954

Stephanie Sonnabend               2000      320,000    50,720        NONE           NONE          NONE
President                         1999      275,000    44,650
                                  1998      250,000    28,954

                                 LONG TERM COMPENSATION
                                ------------------------

       NAME & PRINCIPAL         LTIP **      ALL OTHER
           POSITION             PAYOUTS    COMPENSATION
------------------------------  --------   -------------
Roger P. Sonnabend                NONE         NONE
Chief Executive Officer
Paul Sonnabend                    NONE         NONE
Chairman of Exec. Comm. & CFO
Felix Madera ***                  NONE         NONE
Vice President, International
Jacqueline Sonnabend              NONE         NONE
Executive Vice President
Peter J. Sonnabend                NONE         NONE
Vice Chairman & Secretary
Stephanie Sonnabend               NONE         NONE
President

---------

* These bonuses were paid under the Company's incentive compensation plan (see p.12)

**  Long Term Incentive Plan

*** A portion of Mr. Madera's compensation is charged to the Company's Corporate
    Office, and a portion is charged to Sonesta Beach Resort Key Biscayne. Until July 1998, when the Company acquired ownership of the Key Biscayne Resort, only the portion paid by the Company was reflected in the Summary Compensation Table.

AGREEMENTS WITH EXECUTIVES

    The Company entered into Restated Employment Agreements with Roger P. Sonnabend, Paul Sonnabend, and Stephen Sonnabend, effective as of January 1, 1992, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), which replaced Restated Employment Agreements dated January 1, 1984, at annual base salaries of at least $418,374, $396,158, and $280,395, respectively. The current terms end December 31, 2001, but are automatically renewed for successive one year terms unless terminated by either party. Upon the death of any of such executives, the Company has undertaken to continue payments to their respective "Beneficiary" (as defined in the Agreement) in an amount equal to fifty percent (50%) of the applicable base salary as of the date of death, for a period of four years following death. Under separate agreements, dated December 31, 1991, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), the Company has agreed that in the event of the permanent and total disability of Roger P. Sonnabend, Paul Sonnabend or Stephen Sonnabend while in the employ of the Company, the Company will continue payments to such executive in an amount equal to fifty percent (50%) of the applicable base salary at the date of disability, for a period of four years following the disability; and if death occurs during disability, for the balance of the four-year period, to the executive's spouse, estate or other designated beneficiary.

INCENTIVE COMPENSATION PLAN

    The Company has an incentive compensation plan under which pre-tax profit thresholds are established at the beginning of each year for certain of its hotels. Once the profit threshold is reached at a hotel, key employees of that hotel are entitled to receive a bonus equal to 3% of their annual salary, and 10% of any profits in excess of the threshold are shared proportionally by the same group. Additionally, key employees of each hotel may receive a bonus of up to two percentage points based on an evaluation of that hotel's performance in the areas of personal service and hotel physical appearance. The total incentive bonus paid out during each year is capped at 25% of base salary. Executive Office key employees, including officers of the Company, are entitled to receive incentive payments equal to that percentage of their respective salaries which equals the average (as a percentage of salaries) of all incentive payments made to certain hotel key employees as a group.

PENSION PLAN

    The Company has an I.R.S. qualified defined benefit pension plan which covers all non-union salaried employees at its Executive Offices and its hotels in Boston (Cambridge), Key Biscayne and New Orleans. All officers and Directors who are full-time employees of the Company are covered under this plan. Benefits under the plan are based on the average compensation for the highest sixty consecutive months of service during employment, reduced proportionately for each year of service less than twenty-seven (full service period). The plan provides for integration with 50% of the primary Social Security benefit, reduced proportionately for each year of service less than twenty-seven. It provides for a normal retirement age of 65 and an early retirement age of 55 with five years of service. Benefits become vested at normal retirement age or upon the completion of five years of service and attaining the age of 21. Thus, the Company is unable to ascertain the benefits which may accrue to its Directors and/or officers since the benefits are based on variable factors.

    The following table sets forth a range of estimated annual retirement benefits under the plan upon retirement at age 65.

                               PENSION PLAN TABLE

                 AVERAGE
         ANNUAL COMPENSATION FOR                              YEARS OF SERVICE
              HIGHEST SIXTY                 ----------------------------------------------------
            CONSECUTIVE MONTHS                 15         20         25        30*        35*
------------------------------------------  --------   --------   --------   --------   --------
$125,000..................................   $29,946    $39,927    $49,909    $53,902    $53,902
$150,000..................................   $36,890    $49,187    $61,483    $66,402    $66,402
$175,000..................................   $43,834    $58,446    $73,057    $78,902    $78,902
$200,000..................................   $50,779    $67,705    $84,631    $91,402    $91,402
$225,000..................................   $57,723    $76,965    $96,206   $103,902   $103,902
$250,000..................................   $64,668    $86,224   $107,780   $116,402   $116,402
$300,000..................................   $78,557   $104,742   $130,928   $135,000   $135,000
$350,000..................................   $92,446   $123,261   $135,000   $135,000   $135,000
$400,000..................................  $106,335   $135,000   $135,000   $135,000   $135,000
$450,000..................................  $120,223   $135,000   $135,000   $135,000   $135,000
$500,000..................................  $134,112   $135,000   $135,000   $135,000   $135,000

---------

* The maximum benefit under the Company's Pension Plan is based on 27 years of service.

    The above benefits are calculated on a single-life annuity basis and after deducting a portion of Social Security benefits, as described above.

    For 2000 the maximum benefit allowable under the Employee Retirement Income Security Act of 1974 is $135,000.

    Both Roger and Paul Sonnabend have the maximum number of years of credited service under the pension plan (27 years). Of the other individuals named in the Summary Compensation Table on page 11, Jacqueline Sonnabend has 17 years of credited service, Peter J. Sonnabend has 14 years of credited service, and Stephanie Sonnabend has 22 years of credited service.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Base salary and the cash incentive bonus program continue to constitute the primary bases for compensating Company executives. In reviewing, approving and administering executive compensation, the Compensation Committee, which is comprised solely of non-management directors, considers several factors, including job responsibilities, job performance, the compensation paid to executives holding similar positions in other companies of comparable size and complexity to the Company, the performance and financial condition of the Company, factors unique to the Company, and changes in the cost of living.

    In January 2000, the Compensation Committee met to consider the base salaries to be paid to the chief executive officer and the executives named in the Summary Compensation Table for 2000. The Committee noted that the Company's hotels in Boston (Cambridge), Massachusetts and Key Biscayne, Florida enjoyed record years in 1999; its leased hotel in New Orleans, Louisiana maintained its status as a rate and occupancy leader in that competitive city; and its resort hotel in Anguilla, B.W.I. experienced improved results until Hurricane Lenny damaged the resort late in the year. During 1999, the Company continued the renovation of its guestrooms at Royal Sonesta Hotel Boston and continued the major renovation of Sonesta Beach Resort, in Key Biscayne, Florida, including upgrading all guestrooms; licensed five new, deluxe posadas, in Peru; and entered into a master franchise agreement for Italy. Based on these factors, the Committee, on Management's recommendation, approved base salary increases for all executive officers of the Company, except the chief executive officer, the chairman of the executive committee, and senior vice president, who for the
fifth consecutive year received no increase in base salary.   The increase in
base salary for Jacqueline, Peter and Stephanie Sonnabend was approximately 9%, initially, and at year-end was increased another 7.4% in the form of a special bonus.

    The second component of executive compensation relates to annual bonuses which may be earned by the chief executive officer as well as all other executive and key officers of the Company under the Company's Incentive Compensation Plan. The chief executive officer and the other named executive officers earn bonuses under this plan based on the average (as a percentage of salaries) of all incentive payments made to certain key hotel employees under the plan based on performance objectives established by Management and approved by the Compensation Committee at the beginning of each year for certain of the Company's hotels. The Company's Incentive Compensation Plan is described in more detail under "Incentive Compensation Plan" contained elsewhere in this Proxy Statement.

    The Company has not maintained a stock option plan for several years and none of the executive officers named in the Summary Compensation Table presently hold any stock options. Stock options have not been deemed a necessary part of the Company's compensation program due in part to the fact that five of the six named executive officers are beneficial owners of a significant number of shares of the Company's capital stock.

    Submitted by the Compensation Committee.

    Vernon R. Alden, Joseph L. Bower, Chairman, and Jean C. Tempel

PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) and the NASDAQ Hotels and Motels for the five-year period commencing December 31, 1995 and ending
December 31, 2000.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                    SONESTA INTERNATIONAL HOTELS CORPORATION

              Produced on 04/10/2001 including data to 12/29/2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DATE    COMPANY  MARKET    PEER
            Index    Index    Index
12/29/95      100      100      100
1/31/96   126.531    100.5  100.932
2/29/96   130.612  104.333   97.059
3/29/96   132.653  104.681     97.5
4/30/96   136.735   113.35   109.77
5/31/96   138.776  118.551  122.492
6/28/96   141.261   113.21   127.07
7/31/96   151.648   103.14  118.554
8/30/96   164.112  108.926  119.673
9/30/96   176.576  117.248  129.411
10/31/96  179.692  115.944  125.563
11/29/96  165.151  123.132  124.382
12/31/96  168.564  123.027  124.739
1/31/97    164.35  131.756  123.163
2/28/97   165.403  124.464  126.357
3/31/97   165.403  116.348  109.409
4/30/97   155.921  119.975  115.806
5/30/97   155.921  133.563  119.115
6/30/97   157.379   137.67  121.754
7/31/97    158.45  152.174  124.813
8/29/97   171.297  151.946   138.56
9/30/97   173.438  160.951  140.614
10/31/97  195.921  152.565  127.666
11/28/97  256.946  153.371  131.112
12/31/97  242.409  150.682  119.236
1/30/98   259.723  155.455  118.209
2/27/98   242.409  170.062   125.35
3/31/98   246.737  176.348  119.192
4/30/98   242.409  179.329  123.959
5/29/98    203.45  169.362  116.928
6/30/98   214.815  181.198   108.68
7/31/98   267.423  179.076  103.277
8/31/98   240.023  143.576   79.894
9/30/98   234.543  163.494   75.896
10/30/98  232.351  170.677   78.929
11/30/98  243.311   188.03   83.286
12/31/98  239.227  212.459   81.617
1/29/99   228.152  243.297    89.21
2/26/99   203.786  221.509   91.017
3/31/99   177.205  238.271   89.017
4/30/99    174.99  245.946   93.928
5/28/99   194.926  239.134   96.169
6/30/99   227.827   260.65  106.378
7/30/99   303.021   255.95  101.964
8/31/99   286.187  266.773   90.449
9/30/99   231.194  267.138   88.164
10/29/99  237.928  288.544   77.159
11/30/99  270.474  323.638   61.802
12/31/99  287.636  394.821   57.071
1/31/00   286.499  380.208   59.455
2/29/00   280.814  452.483   61.541
3/31/00   295.594  443.166   62.484
4/28/00   295.025   372.76   61.219
5/31/00    341.07  327.793   62.919
6/30/00   318.247  385.309   62.849
7/31/00   327.438  364.433   66.429
8/31/00   358.459  407.492   64.954
9/29/00   372.246  354.535   65.807
10/31/00  353.863   325.33   65.498
11/30/00  342.374  250.817   60.922
12/29/00  314.862  237.368   53.868

    Prepared by CRSP (www.crsp.dchicago.edu), Center for Research on Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. -C-Copyright 2001

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors consisted of Vernon R. Alden, Joseph L. Bower, and Jean C. Tempel throughout 2000.

CERTAIN RELATIONSHIPS/TRANSACTIONS

    Mr. George S. Abrams, a Director of the Company, performed legal services for the Company during 1999, 2000, and 2001.

    The Company has purchased artwork for its hotels and executive offices from Obelisk Gallery, Inc., a corporation owned by Mrs. Roger Sonnabend. Purchases from January 1, 2000 through March 1, 2001 have totaled $206,178. The Company believes that the prices paid for such artwork are at least as favorable to the Company as would have been obtained from unrelated parties.

                             PRINCIPAL STOCKHOLDERS

    The following tables set forth certain information as of April 1, 2001 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and more than 5% of the Company's Preferred Stock.

                                  COMMON STOCK

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Alan M. Sonnabend (2).......................................          250,948            6.8%
  c/o Sonesta Beach Resort
  350 Ocean Drive
  Key Biscayne, FL 33149

Jacqueline Sonnabend (2)....................................          214,550            5.8%
  200 Clarendon Street
  Boston, MA 02116

Paul Sonnabend (2)..........................................          346,584            9.4%
  200 Clarendon Street
  Boston, MA 02116

Peter J. Sonnabend (2)......................................          216,224            5.8%
  200 Clarendon Street
  Boston, MA 02116

Roger P. Sonnabend (2)......................................          332,370            9.0%
  200 Clarendon Street
  Boston, MA 02116

Stephanie Sonnabend (2).....................................          231,750            6.3%
  200 Clarendon Street
  Boston, MA 02116

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Stephen Sonnabend (2).......................................          226,748            6.1%
  200 Clarendon Street
  Boston, MA 02116

All executive officers and Directors as a group (17 persons         1,660,438             45%
  including those noted above)..............................

---------

(1) See note 1 on Page 9.

(2) Until 2001, 2,394,650 shares of the Company's Common Stock were subject to the Sonnabend Voting Trust Agreement dated August 1, 1984, as amended in December, 1984. The voting trust terminated on December 31, 2000.
    Messrs. Roger, Paul and Stephen Sonnabend were the trustees.

                                PREFERRED STOCK

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENT
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)   OF CLASS
-------------------                                           ---------------------   --------
Paul Sonnabend, Stephanie Sonnabend and Peter J. Sonnabend,
  as holders of the voting rights in the Sonnabend
  Foundation(2).............................................          2,000             18.7%
All executive officers and Directors as a group (17 persons
  including above)..........................................          2,000             18.7%

---------

(1) See note 1 on Page 9.

(2) On April 1, 2000 members of the Sonnabend family, including Roger P. Sonnabend, Paul Sonnabend, Stephanie Sonnabend, Stephen Sonnabend and Peter
    J. Sonnabend, owned beneficially 2,000 shares of Preferred Stock, all of which was owned beneficially by the Sonnabend Foundation, a charitable trust established by the Sonnabends. Felix Madera, who is referenced in the Summary Compensation Table on Page 11, is the beneficial owner of 4,000 shares of Common Stock. He owns no shares of Preferred Stock.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The persons named in the accompanying Proxy intend, unless otherwise instructed, to vote shares of Common Stock for Ernst & Young LLP as independent auditors for the Company for the year 2001. The appointment of this firm has been made by the Board of Directors of the Company upon recommendation of its Audit Committee, subject to stockholder ratification. Until 1979, Arthur
Young & Company, which merged with Ernst & Whinney during 1989 to form Ernst & Young LLP, had acted as independent auditors for the Company for many years and was reappointed in 1985.

    Ernst & Young LLP is an internationally recognized firm of independent auditors. This firm has considerable experience in the hotel industry and has offices in almost all locations in which the Company operates. In the opinion of the Board of Directors of the Company, Ernst & Young LLP is fully qualified to act as independent auditors for the Company.

    The Audit Committee has previously reviewed and approved the scope of the annual audit by the Company's independent public accountants. The Committee also reviews all services and fees at the end of each annual audit. Fees for the last fiscal year were: annual audit services $133,000, audit related services $15,000, and non-audit services $30,000.

    A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement and is to be available to respond to stockholders' questions.

                             STOCKHOLDER PROPOSALS

    Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 200 Clarendon Street, Boston, Massachusetts 02116 not later than February 1, 2002.

                                 MISCELLANEOUS

    The Board of Directors does not know of any matters, other than those discussed in this Proxy Statement, which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          PETER J. SONNABEND
                                                SECRETARY

Dated: April 16, 2001

    THE BOARD OF DIRECTORS HOPES THAT ALL STOCKHOLDERS WILL ATTEND THE MEETING. IN THE MEANTIME, YOU ARE REQUESTED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    The Audit Committee of the Board of Directors shall be comprised of at least three Directors who are independent of Management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company. All Audit Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the Directors in fulfilling their responsibilities to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, and the financial management of the Company.

RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

    - Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate.

    - Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company, including its divisions and subsidiaries.

    - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

    - Review and concur with Management's appointment, termination, or replacement of the officer responsible for directing the Company's internal audits.

    - Meet with the independent auditors and financial management of the Company to review the scope of the proposed annual audit and quarterly reviews, the procedures to be utilized, and the adequacy of the independent auditor's compensation. At the conclusion of each such audit or review, the Audit Committee will review its findings, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors, the Company's internal audit function, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

    - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

    - Inquire of Management, the person(s) who direct the Company's internal audit, and the independent auditors about significant risks or exposures and assess the steps Management has taken to minimize such risks to the Company.

    - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    - Review the quarterly financial statements with financial Management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The Chair of the Committee may represent the entire Committee for purposes of this review.

    - Review the financial statements contained in the Annual Report to Shareholders with Management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial Management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

    - Provide sufficient opportunity for the person(s) directing the internal audit and the independent auditors to meet with the members of the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

    - Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

    - On an annual basis, obtain from the independent auditors a written communication delineating alt their relationships and professional services as required by Financial Standards Board Standard No.1, Independent Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

    - Review any required report of the Audit Committee in the Annual Report to Shareholders and/or the Annual Report on Form 10-K disclosing whether or not the Committee reviewed and discussed with Management and the independent auditors, as well as discussed within the Committee (without Management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

    - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Review the Company's disclosure in the Proxy Statement for its Annual Meeting of Shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Annual Report to Shareholders or the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

==============================================================================
PREFERRED PROXY

                  SONESTA INTERNATIONAL HOTELS CORPORATION

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 14, 2001
                  SONESTA INTERNATIONAL HOTELS CORPORATION
                 200 CLARENDON STREET, BOSTON, MASSACHUSETTS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation, hereby constitutes and appoints BOY A.J. VAN RIEL and PETER J. SONNABEND and each of them, the true and lawful attorneys and proxies of the undersigned with power of substitution in each of them and their respective substitute(s), for and in the name of the undersigned to vote the 5% CUMULATIVE PREFERRED STOCK which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sonesta International Hotels Corporation, to be held on May 14, 2001 at 9:00 A.M., and at any adjournment(s) thereof, to the same extent and with all powers which the undersigned would possess if personally present. A majority of such attorneys and proxies or their substitute(s), or if only one be present and acting at such meeting, then that one, shall have and may exercise all of the powers of all of said attorneys and proxies. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, each dated April 16, 2001.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                  SONESTA INTERNATIONAL HOTELS CORPORATION

                              PREFERRED STOCK

                               MAY 14, 2001


   [down arrow] Please Detach and Mail in the Envelope Provided [down arrow]

    Please mark your
|X| votes as in this
    example.


            FOR all nominees           WITHHOLD
             listed at right           AUTHORITY
          (except as marked to    to vote for nominees
              the contrary)         listed at right

1.  ELECTION        | |                   | |           NOMINEES: P. Sonnabend
    OF                                                            S. Sonnabend
    DIRECTORS.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________

2. Upon such other business as may properly come before the meeting or any adjournment(s) thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY.



Signature(s)______________________________________________ DATE: _______, 2001

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should sign personally. Corporate proxies should be signed by authorized officer, and have seal affixed and attached.

COMMON PROXY

                  SONESTA INTERNATIONAL HOTELS CORPORATION

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 14, 2001
                  SONESTA INTERNATIONAL HOTELS CORPORATION
                 200 CLARENDON STREET, BOSTON, MASSACHUSETTS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation, hereby constitutes and appoints BOY A.J. VAN RIEL and PETER J. SONNABEND and each of them, the true and lawful attorneys and proxies of the undersigned with power of substitution in each of them and their respective substitute(s), for and in the name of the undersigned to vote the COMMON STOCK which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sonesta International Hotels Corporation, to be held on May 14, 2001 at 9:00 A.M., and at any adjournment(s) thereof, to the same extent and with all powers which the undersigned would possess if personally present. A majority of such attorneys and proxies or their substitute(s), or if only one be present and acting at such meeting, then that one, shall have and may exercise all of the powers of all of said attorneys and proxies. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, each dated April 16, 2001.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR
                    PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                  SONESTA INTERNATIONAL HOTELS CORPORATION

                               COMMON STOCK

                               MAY 14, 2001


   [down arrow] Please Detach and Mail in the Envelope Provided [down arrow]

    Please mark your
|X| votes as in this
    example.


            FOR all nominees           WITHHOLD
             listed at right           AUTHORITY
          (except as marked to    to vote for nominees
              the contrary)         listed at right

1.  ELECTION        | |                   | |         NOMINEES: G. Abrams
    OF                                                          V. Alden
    DIRECTORS.                                                  J. Bower
                                                                P.J. Sonnabend
                                                                R. Sonnabend
                                                                S. Sonnabend
                                                                J. Tempel

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

________________________________________

                                                     FOR   AGAINST  ABSTAIN
2.  Ratification of Ernst & Young LLP as
    independent accountants of the Company for       | |     | |      | |
    the year 2001.

3. Upon such other business as may properly come before the meeting or any adjournment(s) thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND NO. 2.

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY.



Signature(s)______________________________________________ DATE: _______, 2001

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should sign personally. Corporate proxies should be signed by authorized officer, and have seal affixed and attested.